EXHIBIT 99.1

Investor Release

Investor Contact: Brett Pollack

Email: Brett.Pollack@qlik.com

Phone: 646-561-0906

Media Contact: Maria Scurry

Email: Maria.Scurry@qlik.com

Phone: 617-658-5317

Qlik Announces First Quarter Financial Results

Total revenue of $111.1 million increases 15% compared to the first quarter of 2013

RADNOR, Pennsylvania – April 24, 2014 - Qlik, (NASDAQ: QLIK), a leader in user-driven Business Intelligence (BI), today announced financial results for the first quarter ended March 31, 2014.

Lars Björk, Chief Executive Officer of Qlik, stated, “Our first quarter revenue was in-line with our expectations, and we achieved key milestones in the launch of our new product platform, QlikView.Next. This was an important quarter for Qlik, during which we spent meaningful time with our customers, partners and employees discussing our dual product strategy and the phased introduction of QlikView.Next. Because we will sell, support and enhance the current QlikView 11 platform for years to come, our customers and partners can continue to invest in this highly-appreciated product. Additionally, we are confident our QlikView.Next platform will support more user profiles and use cases. Together, these offerings enhance the value we deliver to our customers and expand our addressable market.”

Financial Highlights for the First Quarter Ended March 31, 2014

•	Total revenue for the first quarter of 2014 was $111.1 million, an increase of 15% from $96.5 million for the first quarter of 2013. License revenue for the first quarter of 2014 was $53.9 million, an increase of 2% from $52.7 million for the first quarter of 2013. Foreign currency exchange rate fluctuations from the prior year period positively impacted total revenue by approximately 1%.

•	GAAP loss from operations for the first quarter of 2014 was ($23.5) million, compared to a GAAP loss from operations of ($16.8) million for the first quarter of 2013. GAAP net loss was ($25.9) million for the first quarter of 2014, or ($0.29) per diluted common share, compared to a GAAP net loss of ($13.2) million, or ($0.15) per diluted common share, for the first quarter of 2013.

•	Non-GAAP loss from operations was ($14.5) million for the first quarter of 2014, compared to a non-GAAP loss from operations of ($10.2) million for the first quarter of 2013. Non-GAAP net loss was ($10.4) million for the first quarter of 2014, or ($0.12) per diluted common share, compared to a non-GAAP net loss of ($8.2) million, or ($0.09) per diluted common share, for the first quarter of 2013.

•	Cash and cash equivalents as of March 31, 2014 were $253.3 million compared to $227.7 million at December 31, 2013. Net cash provided by operating activities was $19.4 million for the first quarter of 2014, as compared to $14.7 million for the first quarter of 2013.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three months ended March 31, 2014 and 2013. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Operating Highlights

•	For the first quarter of 2014, on a constant currency basis, total revenue in the Americas increased 12% over the prior year period, total revenue from Europe increased 12% over the prior year period, and total revenue from Rest of World increased 29% over the prior year period.

•	Added new customers during the first quarter of 2014 including AAF International Company Inc. (American Air Filter), Analogic Corporation, Children’s Hospital of Wisconsin, Deutsche Börse AG, Harbour Industries, Inc., New Hanover Regional Medical Center, Nestlé Nederland BV, Palmetto Health, Roadchef Limited, Sunstar Americas, Inc., and Tupperware.

•	Expanded numerous customer engagements globally through our land and expand strategy including ANZ Bank, Axpo Informatik AG, Canon India, CARGLASS GmbH, Dolphin Drilling AS, Kobe Steel Ltd., Healthfirst, Metlife, Inc., Mitsubishi Corporation, NASDAQ OMX Group, Inc., Qualcomm, RWE IT GmbH, Samsung Telecommunications America, SodaStream, Swedbank, Varian Medical Systems, Travelodge Hotels Ltd., VWR International LLC, and The Warehouse Group (NZ).

•	Completed 101 deals with license and first year maintenance over $100,000 in the first quarter of 2014, including 28 deals over $250,000, compared to 88 deals over $100,000 and 32 deals over $250,000 in the prior year period.

•	Continued success with our land and expand strategy with 62% of license and first year maintenance billings generated from existing customers in the first quarter of 2014, compared to 65% in the prior year period.

•	Generated 57% of license and first year maintenance billings from our indirect partner channel and 43% from our direct channel in the first quarter of 2014, compared to 63% from our indirect partner channel and 37% from our direct channel in the prior year period.

Business Outlook

Based on information available as of April 24, 2014, Qlik is issuing guidance for the second quarter and full year 2014 as follows:

	Guidance Range Q2 2014
in millions, except for per share data
	Low End	High End
Total revenue	$124.0	$128.0
Non-GAAP loss from operations[1]	$(5.0)	$(2.0)
Non-GAAP loss per diluted common share[2]	$(0.04)	$(0.02)

	Guidance Range Full Year 2014

	Low End	High End
Total revenue	$545.0	$555.0
Non-GAAP income from operations[1]	$30.0	$35.0
Non-GAAP income per diluted common share[3]	$0.23	$0.27

[1]	Expectations of non-GAAP income (loss) from operations exclude stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets.
[2]	Assumes an estimated long-term effective tax rate of 30% and basic weighted average shares outstanding of 90 million.
[3]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of 92 million.

Qlik’s expectations of total revenue, non-GAAP income (loss) from operations and non-GAAP income (loss) per diluted common share for the second quarter and full year 2014 assume that foreign currency exchange rates for the second quarter and full year 2014 will approximate current exchange rates.

Qlik currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking, and actual results may differ materially.

Conference Call and Webcast Information

Qlik will host a conference call on Thursday, April 24, 2014 at 5:00 p.m. Eastern Time (ET) to discuss the company’s first quarter financial results and its business outlook. To access this call, dial (877) 312-5507 (domestic) or (253) 237-1134 (international). The conference ID is 19384092. The presentation will be webcast live and available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/. Following the conference call, a replay will be available until April 27, 2014 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 19384092. An archived webcast of this conference call will also be available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Qlik uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the headings “Reconciliation of Non-GAAP Measures to GAAP” and “Reconciliation of Non-GAAP Revenue to GAAP Revenue.” Qlik believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing Qlik’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing Qlik’s financial results with other companies in Qlik’s industry, many of which present similar non-GAAP financial measures to investors. In addition, Qlik believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three months ended March 31, 2014 and 2013, non-GAAP loss from operations is determined by taking GAAP loss from operations and adding back stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets. Non-GAAP net loss is determined by taking GAAP loss before (provision) benefit for income taxes and adding back stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and the result is tax affected at an estimated long-term effective tax rate of 30%. Qlik believes that the effective tax rate used in the Non-GAAP net loss and related per diluted common share calculations are reasonable estimates of the long-term normalized effective tax rate under its global structure. Qlik believes these adjustments provide useful information to both management and investors due to the following factors:

•	Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of Qlik’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Qlik’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Qlik’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on Qlik’s stock price and other factors that are beyond Qlik’s control and do not correlate to the operation of its business.

•	Amortization of intangible assets. A portion of the purchase price of Qlik’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, Qlik does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, management believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

To determine the revenue growth rates on a constant currency basis for the three months ended March 31, 2014, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s foreign currency exchange rates.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and assuming an estimated long-term effective tax rate of 30%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the second quarter and full year 2014 will approximate current foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Qlik’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Qlik presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About Qlik

Qlik Technologies Inc. (NASDAQ: QLIK), operating under the Qlik brand, simplifies how people explore their data to help them make better decisions. With its QlikView Business Discovery platform people can quickly bring data sources together to create dynamic visual applications that can be navigated and searched intuitively. The next question can simply be answered in the next click. QlikView uses Natural Analytics™ to model the way human curiosity searches and processes information, while delivering the enterprise manageability, governance and service offerings organizations require. Qlik supports approximately 32,000 customers in over 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the guidance provided under the heading “Business Outlook” above, statements regarding the value and effectiveness of Qlik’s products, the introduction of product enhancements or additional products and Qlik’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Qlik’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “seek,” and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in Qlik’s business; Qlik’s ability to attract new customers and retain existing customers; Qlik’s ability to effectively sell, service and support its products; Qlik’s ability to adapt to changing licensing and go to market business models; Qlik’s ability to manage its international operations; Qlik’s ability to compete effectively; Qlik’s ability to develop and introduce new products and add-ons or enhancements to existing products; Qlik’s ability to continue to promote and maintain its brand in a cost-effective manner; Qlik’s ability to manage growth; Qlik’s ability to attract and retain key personnel; currency fluctuations that affect Qlik’s revenues and costs; Qlik’s ability to successfully integrate acquisitions into its business; the scope and validity of intellectual property rights applicable to Qlik’s products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which Qlik operates; and other risks more fully described in Qlik’s publicly available filings with the Securities and Exchange Commission.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Qlik’s views as of the date of this press release. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik’s views as of any date subsequent to the date of this press release.

© 2014 QlikTech International AB. All rights reserved. Qlik®, QlikView®, QlikTech®, and the QlikTech logos are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned herein are trademarks or registered trademarks of their respective owners.

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Qlik Technologies Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Revenue:
License revenue	$53,883	$52,652
Maintenance revenue	45,845	35,716
Professional services revenue	11,384	8,180

Total revenue	111,112	96,548

Cost of revenue:
License revenue	1,506	1,647
Maintenance revenue	3,057	2,872
Professional services revenue	13,476	9,837

Total cost of revenue	18,039	14,356

Gross profit	93,073	82,192

Operating expenses:
Sales and marketing	72,763	60,980
Research and development	17,046	15,480
General and administrative	26,761	22,493

Total operating expenses	116,570	98,953

Loss from operations	(23,497)	(16,761)

Other expense, net:
Interest income, net	35	32
Foreign exchange loss, net	(363)	(1,483)

Total other expense, net	(328)	(1,451)

Loss before (provision) benefit for income taxes	(23,825)	(18,212)

(Provision) benefit for income taxes	(2,055)	5,006

Net loss	$(25,880)	$(13,206)

Net loss per common share
Basic and diluted	$(0.29)	$(0.15)

Weighted average number of common shares outstanding
Basic and diluted	89,204,334	86,516,905

Stock-based compensation expense for the three months ended March 31, 2014 and 2013 is included in the Unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Cost of revenue	$556	$608
Sales and marketing	4,107	2,965
Research and development	811	740
General and administrative	2,364	1,676

	$7,838	$5,989

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Reconciliation of non-GAAP loss from operations:

GAAP loss from operations	$(23,497)	$(16,761)
Stock-based compensation expense	7,838	5,989
Employer payroll taxes on stock transactions	363	208
Amortization of intangible assets	809	350

Non-GAAP loss from operations	$(14,487)	$(10,214)

Non-GAAP loss from operations as a percentage of total revenue	-13.0%	-10.6%
GAAP loss from operations as a percentage of total revenue	-21.1%	-17.4%

Reconciliation of non-GAAP net loss:

GAAP net loss	$(25,880)	$(13,206)
Stock-based compensation expense	7,838	5,989
Employer payroll taxes on stock transactions	363	208
Amortization of intangible assets	809	350
Income tax adjustment*	6,500	(1,507)

Non-GAAP net loss	$(10,370)	$(8,166)

Non-GAAP net loss per common share - basic and diluted	$(0.12)	$(0.09)

GAAP net loss per common share - basic and diluted	$(0.29)	$(0.15)

Weighted average number of common shares outstanding - basic and diluted	89,204,334	86,516,905

*	Income tax adjustment is used to adjust the GAAP (provision) benefit for income taxes to a non-GAAP benefit for income taxes utilizing an estimated long-term effective tax rate of 30%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three Months Ended March 31,
	2014	2013	% change
	(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$111,112	$96,548	15%
Estimated impact of foreign currency fluctuations			-1%

Total revenue constant currency growth rate			14%

	Three Months Ended March 31,
	2014	2013	% change
	(unaudited)
Constant currency reconciliation:
License revenue, as reported	$53,883	$52,652	2%
Estimated impact of foreign currency fluctuations			-1%

License revenue constant currency growth rate			1%

	Three Months Ended March 31,
	2014	2013	% change
	(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$45,845	$35,716	28%
Estimated impact of foreign currency fluctuations			-1%

Maintenance revenue constant currency growth rate			27%

	Three Months Ended March 31,
	2014	2013	% change
	(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$11,384	$8,180	39%
Estimated impact of foreign currency fluctuations			-2%

Professional services revenue constant currency growth rate			37%

	Three Months Ended March 31,
	2014	2013	% change
	(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$36,852	$33,372	10%
Estimated impact of foreign currency fluctuations			2%

Americas revenue constant currency growth rate			12%

	Three Months Ended March 31,
	2014	2013	% change
	(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$62,773	$53,676	17%
Estimated impact of foreign currency fluctuations			-5%

Europe revenue constant currency growth rate			12%

	Three Months Ended March 31,
	2014	2013	% change
	(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$11,487	$9,500	21%
Estimated impact of foreign currency fluctuations			8%

Rest of World revenue constant currency growth rate			29%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$253,279	$227,693
Accounts receivable, net	123,941	162,009
Prepaid expenses and other current assets	19,060	16,296
Income tax receivable	649	—
Deferred income taxes	1,886	1,886

Total current assets	398,815	407,884

Property and equipment, net	24,169	21,500
Intangible assets, net	11,850	12,695
Goodwill	21,324	21,233
Deferred income taxes	2,151	2,107
Deposits and other noncurrent assets	3,239	2,503

Total assets	$461,548	$467,922

Liabilities and stockholders’ equity
Current liabilities:
Income taxes payable	$—	$2,634
Accounts payable	6,256	5,262
Deferred revenue	110,157	98,684
Accrued payroll and other related costs	39,541	46,780
Accrued expenses	28,956	29,495
Deferred income taxes	544	544

Total current liabilities	185,454	183,399

Long-term liabilities:
Deferred revenue	3,426	3,637
Deferred income taxes	894	894
Other long-term liabilities	7,970	7,822

Total liabilities	197,744	195,752

Commitments and contingencies

Stockholders’ equity:
Common stock	9	9
Additional paid-in-capital	282,961	265,711
Retained earnings (accumulated deficit)	(22,843)	3,037
Accumulated other comprehensive income	3,677	3,413

Total stockholders’ equity	263,804	272,170

Total liabilities and stockholders’ equity	$461,548	$467,922

Qlik Technologies Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Cash flows from operating activities
Net loss	$(25,880)	$(13,206)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,569	1,719
Stock-based compensation expense	7,838	5,989
Excess tax benefit from stock-based compensation	(3,445)	(4,181)
Other non-cash items	630	1,667
Changes in assets and liabilities
Accounts receivable	37,737	41,096
Prepaid expenses and other assets	(3,542)	(1,973)
Income taxes	(3,283)	(15,684)
Deferred revenues	11,072	4,787
Accounts payable and other liabilities	(4,327)	(5,507)

Net cash provided by operating activities	19,369	14,707

Cash flows from investing activities
Capital expenditures	(3,407)	(2,762)

Net cash used in investing activities	(3,407)	(2,762)

Cash flows from financing activities
Proceeds from exercise of common stock options	5,968	4,002
Excess tax benefit from stock-based compensation	3,445	4,181
Borrowings on line of credit	—	182

Net cash provided by financing activities	9,413	8,365
Effect of exchange rate on cash and cash equivalents	211	(1,279)

Net increase in cash and cash equivalents	25,586	19,031
Cash and cash equivalents, beginning of period	227,693	195,803

Cash and cash equivalents, end of period	$253,279	$214,834

Supplemental cash flow information:
Cash paid during the period for income taxes	$2,185	$5,530

Non-cash investing activities:
Tenant improvement allowance received under operating lease	$1,048	$—